NEWS RELEASE

As previously announced, TDS will hold a teleconference May 6, 2011 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com
Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS FIRST QUARTER 2011 RESULTS

U.S. Cellular accelerates 4G/LTE deployment and increases capacity for data usage

Note: Comparisons are year over year unless otherwise noted.

1Q 2011 Highlights

TDS Corporate

▪       Operating revenues increased 3 percent to $1.3 billion.

▪       Repurchased 407,281 TDS Special Common Shares for $11.6 million.

U.S. Cellular

▪    A net loss of 31,000 retail customers, reflecting a loss of 22,000 postpaid customers and 9,000 prepaid customers; postpaid customers comprised 95 percent of retail customers.

▪    Service revenues were $985.1 million, up 2.1 percent.

▪    Postpaid ARPU (average revenue per unit) increased to $51.21 from $50.70.

▪       Postpaid churn improved to 1.37 percent from 1.41 percent.

▪       5 percent increase in cell sites in service to 7,663.

TDS Telecom

▪       Operating revenues increased 2 percent to $199 million.

▪    Operating income increased 24 percent.

▪       managedIP stations (ILEC and CLEC) grew to 31,500 from 16,600.

CHICAGO – May 6, 2011 — Telephone and Data Systems, Inc. [NYSE:TDS, TDS.S] reported operating revenues of $1,258.7 million for the first quarter of 2011, an increase of 3 percent from $1,222.4 million in the comparable period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $41.6 million and $0.40, respectively, for the first quarter of 2011, compared to $48.4 million and $0.45, respectively, in the comparable period one year ago.

“U.S. Cellular and TDS Telecom continued to make progress on their strategic priorities in the quarter,” said LeRoy T. Carlson, Jr., TDS president and CEO. “Both companies are increasing their investments in network capabilities this year to enhance our customers’ experiences and to ensure strong foundations for future growth.

“U.S. Cellular continued to drive demand for smartphones and data use, leading to higher average revenue per customer. The high expected lifetime value of smartphone customers is an important part of the company’s long-term strategy, and justifies the initial impact on profitability. To ensure outstanding data experiences for our customers, and better manage the long-term costs, U.S. Cellular is increasing data capacity and accelerating its 4G/LTE rollout, and has increased its capital expenditure guidance.

“U.S. Cellular’s customer additions were disappointing, particularly in light of growing levels of customer satisfaction.  The company is refocusing its marketing and sales strategies to increase awareness, consideration, and acquisition of potential switchers from other wireless carriers.

“TDS Telecom again delivered good financial results, continuing to increase revenues and improve operating margins. The company grew ILEC data revenues through its hosted and managed services offerings, and increases in high-speed data customers. TDS Telecom’s commercial strategy continued to drive growth in managedIP stations, and the company is actively pursuing additional opportunities to build its hosted and managed services offerings.”

Guidance for year ending Dec. 31, 2011

Guidance for the year ending Dec. 31, 2011 as of May 6, 2011 is provided below, compared to the previous guidance provided on Feb. 24, 2011.  TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular	Current Estimates	Previous Estimates (1)
Service revenues	$4,000-$4,100 million	Unchanged
Adjusted OIBDA (2) (4)	$775-$875 million	Unchanged
Operating income (3) (4)	$185-$285 million	Unchanged
Depreciation, amortization and accretion expenses, and losses on asset disposals and impairment of assets (3)	Approx. $590 million	Unchanged
Capital expenditures (4)	$750-$800 million	Approx. $650 million

TDS Telecom
Operating revenues	$780-$810 million	Unchanged
Adjusted OIBDA (2)	$260-$290 million	Unchanged
Operating income (3)	$75-$105 million	Unchanged
Depreciation, amortization and accretion expenses, and losses on asset disposals and impairment of assets (3)	Approx. $185 million	Unchanged
Capital expenditures (5)	$175-$200 million	Unchanged

(1)   The 2011 Estimated Results as disclosed in the TDS Annual Report on Form 10-K for the year ended December 31, 2010.

(2)   Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(3)   The 2011 Estimated Results do not include any estimate for losses on impairment of assets since these cannot be predicted.

(4)   This guidance is based on U.S. Cellular’s current plans, which include a multi-year deployment of Long-term Evolution (“LTE”) technology commencing in 2011.  As customer demand for data services increases, and competitive conditions in the wireless industry evolve, such as the rate of deployment of LTE technology by other carriers, the timing of U.S. Cellular’s deployment of LTE and the timing of other capital expenditures to support data usage could change. These factors could affect U.S. Cellular’s estimated capital expenditures and operating expenses in 2011.

(5)   The capital expenditure guidance does not include federal grants of $105.1 million awarded to TDS Telecom through the Broadband Stimulus program under the American Recovery and Reinvestment Act for 44 projects to be completed between 2011and 2013.

Stock repurchase summary

The following represents repurchases of TDS Common Shares and TDS Special Common Shares.

Repurchase Period	# Shares	Cost (in millions)
2011 (first quarter)	407,281	$11.6
2010 (full year)	2,394,476	$68.1
2009 (full year)	6,374,741	$176.6
2008 (full year)	5,861,822	$199.6
Total	15,038,320	$455.9

Conference call information

TDS will hold a conference call on May 6, 2011 at 9:30 a.m. CDT.

▪         Access the live call on the Conference Calls page of www.teldta.com or at http://www.videonewswire.com/event.asp?id=79230.

▪         Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7.1 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,100 people as of March 31, 2011.

Visit www.teldta.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Total population
Consolidated markets (1)	91,090,000	90,468,000	90,468,000	90,468,000	90,468,000
Consolidated operating markets (1)	46,774,000	46,546,000	46,546,000	46,546,000	46,546,000
Market penetration at end of period
Consolidated markets (2)	6.6%	6.7%	6.7%	6.8%	6.8%
Consolidated operating markets (2)	12.9%	13.0%	13.1%	13.2%	13.2%
All customers
Total at end of period	6,033,000	6,072,000	6,103,000	6,144,000	6,147,000
Gross additions	293,000	327,000	338,000	349,000	358,000
Net additions (losses)	(39,000)	(31,000)	(41,000)	(3,000)	6,000
Smartphones sold as a percent of total devices sold (3)	42.5%	39.6%	23.6%	15.8%	16.6%
Retail customers
Total at end of period	5,698,000	5,729,000	5,750,000	5,775,000	5,768,000
Smartphone penetration (3) (4)	20.2%	16.6%	12.0%	10.1%	8.9%
Gross additions	256,000	292,000	301,000	307,000	305,000
Net retail additions (losses) (5)	(31,000)	(21,000)	(25,000)	7,000	24,000
Net postpaid additions (losses)	(22,000)	(10,000)	(25,000)	(22,000)	(9,000)
Net prepaid additions (losses)	(9,000)	(11,000)	—	29,000	33,000
Service revenue components (000s)
Retail service	$864,602	$864,905	$865,766	$863,836	$865,039
Inbound roaming	64,386	67,545	72,901	60,902	51,942
Other	56,125	59,464	44,836	47,838	48,027
Total service revenues (000s)	$985,113	$991,914	$983,503	$972,576	$965,008
Total ARPU (6)	$54.29	$54.37	$53.53	$52.71	$52.41
Billed ARPU (7)	$47.65	$47.41	$47.12	$46.81	$46.98
Postpaid ARPU (8)	$51.21	$50.99	$50.82	$50.55	$50.70
Postpaid churn rate (9)	1.4%	1.5%	1.6%	1.4%	1.4%
Capital expenditures (000s)	$95,900	$203,400	$124,700	$133,500	$121,500
Cell sites in service	7,663	7,645	7,524	7,416	7,310

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively.  See footnote (2) below.

(2)    Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)    Smartphones represent wireless devices which run on a Blackberry, Windows Mobile, or Android operating system.

(4)    Smartphone penetration is calculated by dividing postpaid customers on smartphone service plans by total postpaid customers.

(5)    Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)    Total ARPU - Average monthly service revenue per customer includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)    Billed ARPU - Average monthly billed revenue per customer is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)    Postpaid ARPU - Average monthly revenue per postpaid customer is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)    Represents the percentage of the retail postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

TDS Telecom Summary Operating Data (Unaudited)

Quarter Ended	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
TDS Telecom
ILEC:
Equivalent access lines (1)	765,300	767,200	773,800	779,200	778,700
Physical access lines (2)	501,200	507,700	517,000	525,000	530,400
High-speed data customers (3)	231,800	227,700	225,400	223,200	217,400
Long-distance customers	370,600	370,100	370,800	369,100	365,600
managedIP stations (4)	4,300	3,600	3,100	2,700	2,300
Capital expenditures (000s)	$22,100	$55,700	$33,000	$28,200	$20,200
CLEC:
Equivalent access lines (1)	331,000	335,400	338,700	343,100	349,300
High-speed data customers (3)	32,300	33,100	33,900	35,000	36,000
managedIP stations (4)	27,200	23,800	20,300	17,000	14,300
Capital expenditures (000s)	$4,200	$6,200	$5,500	$5,400	$3,200

(1)     Sum of physical access lines and high-capacity data lines, adjusted to estimate the equivalent number of physical access lines in terms of capacity, plus the number of managedIP stations.

(2)    Individual circuits connecting customers to a telephone company’s central office facilities.

(3)    The number of customers provided high-capacity data circuits via various technologies, including DSL, managedIP and dedicated Internet circuit technologies.

(4)    The number of telephone handsets providing communications using packet networking technology.

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended March 31,
(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2011	2010	Amount	Percent
Operating revenues
U.S. Cellular	$1,057,092	$1,023,857	$33,235	3%
TDS Telecom	198,916	195,505	3,411	2%
All Other (1)	2,673	3,073	(400)	(13%)
	1,258,681	1,222,435	36,246	3%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	853,967	797,824	56,143	7%
Depreciation, amortization and accretion	145,045	143,233	1,812	1%
Loss on asset disposals, net	1,037	5,176	(4,139)	(80%)
	1,000,049	946,233	53,816	6%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	121,769	125,865	(4,096)	(3%)
Depreciation, amortization and accretion	44,837	43,423	1,414	3%
Loss on asset disposals, net	104	345	(241)	(70%)
	166,710	169,633	(2,923)	(2%)
All Other (1)
Expenses excluding depreciation and amortization	2,116	1,930	186	10%
Depreciation and amortization	2,636	2,733	(97)	(4%)
Loss on asset disposals, net	2	(90)	92	>(100%)
	4,754	4,573	181	4%

Total operating expenses	1,171,513	1,120,439	51,074	5%
Operating income (loss)
U.S. Cellular	57,043	77,624	(20,581)	(27%)
TDS Telecom	32,206	25,872	6,334	24%
All Other (1)	(2,081)	(1,500)	(581)	(39%)
	87,168	101,996	(14,828)	(15%)
Investment and other income (expense)
Equity in earnings of unconsolidated entities	19,388	24,903	(5,515)	(22%)
Interest and dividend income	2,624	2,441	183	7%
Interest expense	(28,099)	(28,958)	859	3%
Other, net	80	(190)	270	>(100%)
Total investment and other income (expense)	(6,007)	(1,804)	(4,203)	>100%
Income before income taxes	81,161	100,192	(19,031)	(19%)
Income tax expense	28,917	37,923	(9,006)	(24%)
Net Income	52,244	62,269	(10,025)	(16%)
Less: Net income attributable to noncontrolling interests, net of tax	(10,622)	(13,855)	3,233	23%
Net income attributable to TDS shareholders	41,622	48,414	(6,792)	(14%)
Preferred dividend requirement	(12)	(12)	—	—
Net income available to common shareholders	$41,610	$48,402	$(6,792)	(14%)

Basic weighted average shares outstanding	104,025	105,938	(1,913)	(2%)
Basic earnings per share attributable to TDS shareholders	$0.40	$0.46	$(0.06)	(13%)

Diluted weighted average shares outstanding	104,554	106,250	(1,696)	(2%)
Diluted earnings per share attributable to TDS shareholders	$0.40	$0.45	$(0.05)	(11%)

(1)     Consists of Suttle Straus printing and distribution operations, corporate operations and intercompany eliminations.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	March 31, 2011	December 31, 2010
Current assets
Cash and cash equivalents	$592,010	$368,134
Restricted Cash - redemption of 7.6% Series A notes	282,500	—
Short-term investments	299,518	402,882
Accounts receivable from customers and others	490,266	512,946
Inventory	113,352	116,330
Net deferred income tax asset	37,079	37,079
Prepaid expenses	87,796	76,935
Prepaid income taxes	21,026	64,386
Other current assets	15,516	17,384
	1,939,063	1,596,076

Investments
Licenses	1,460,426	1,460,126
Goodwill	728,455	728,455
Other intangible assets	28,611	30,810
Investments in unconsolidated entities	206,925	197,922
Long-term investments	81,570	102,185
Other investments	8,850	8,988
	2,514,837	2,528,486

Property, plant and equipment, net
U.S. Cellular	2,567,274	2,615,072
TDS Telecom	893,497	909,951
Other	36,738	33,311
	3,497,509	3,558,334

Other assets and deferred charges	119,892	79,623

Total assets	$8,071,301	$7,762,519

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31, 2011	December 31, 2010

Current liabilities
Current portion of long-term debt	$284,166	$1,711
Accounts payable	329,522	344,355
Customer deposits and deferred revenues	182,123	171,781
Accrued interest	19,322	2,718
Accrued taxes	42,504	46,110
Accrued compensation	67,124	99,020
Other current liabilities	101,768	144,938
	1,026,529	810,633

Deferred liabilities and credits
Net deferred income tax liability	634,544	585,468
Other deferred liabilities and credits	408,378	404,892

Long-term debt	1,517,176	1,499,862

Noncontrolling interests with redemption features	894	855

Equity
TDS shareholders’ equity
Series A Common, Special Common and Common Shares, par value $.01	1,270	1,270
Capital in excess of par value	2,113,848	2,107,929
Special Common and Common Treasury shares, at cost	(748,063)	(738,695)
Accumulated other comprehensive loss	(3,159)	(3,208)
Retained earnings	2,475,301	2,446,626
Total TDS shareholders’ equity	3,839,197	3,813,922

Preferred shares	830	830
Noncontrolling interests	643,753	646,057

Total equity	4,483,780	4,460,809

Total liabilities and equity	$8,071,301	$7,762,519

Balance Sheet Highlights March 31, 2011
(Unaudited, dollars in thousands)

	U.S. Cellular		TDS Telecom		TDS Corporate & Other	Intercompany Eliminations		TDS Consolidated
Cash and cash equivalents		$421,294		$5,930	$164,786	$	―	$592,010
Affiliated cash investments		―		394,240	―		(394,240)	―
Short-term investments		121,252		74,235	104,031		―	299,518
		$542,546		$474,405	$268,817		$(394,240)	$891,528

Licenses, goodwill and other intangible assets		$1,947,786		$463,589	$(193,883)	$	―	$2,217,492
Investment in unconsolidated entities		171,485		3,809	40,348		(8,717)	206,925
Long-term and other investments		39,770		1,440	49,210		―	90,420
		$2,159,041		$468,838	$(104,325)		$(8,717)	$2,514,837

Property, plant and equipment, net		$2,567,274		$893,497	$36,738	$	―	$3,497,509

Long-term debt:
Current portion		$101		$269	$283,796	$	―	$284,166
Non-current portion		868,102		1,930	647,144		―	1,517,176
Total		$868,203		$2,199	$930,940	$	―	$1,801,342

Preferred shares	$	―	$	―	$830	$	―	$830

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents TDS’ cash and cash equivalents and investments at March 31, 2011 and December 31, 2010.

	March 31, 2011	December 31, 2010

Cash and cash equivalents	$592,010	$368,134
Amounts included in short-term investments (1) (2)
Government-backed securities (3)	225,033	305,612
Certificates of deposit (4)	74,485	97,270
	$299,518	$402,882

Amounts included in long-term investments (1) (5)
Government-backed securities (3)	$81,570	$102,185

(1)     Designated as held-to-maturity investments and recorded at amortized cost on the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     Includes U.S. treasuries and corporate notes that are guaranteed under the FDIC’s Temporary Liquidity Guarantee Program.

(4)     TDS’ investments in certificates of deposits are insured by the FDIC.

(5)     At March 31, 2011, maturities range between 14 and 21 months from the balance sheet date.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
Three Months Ended March 31,
(Unaudited, dollars in thousands)
	2011	2010
Cash flows from operating activities
Net income	$52,244	$62,269
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	192,518	189,389
Bad debts expense	14,285	20,245
Stock-based compensation expense	9,459	7,444
Deferred income taxes, net	47,841	(13,874)
Equity in earnings of unconsolidated entities	(19,388)	(24,903)
Distributions from unconsolidated entities	8,439	7,243
Loss on asset disposals, net	1,143	5,431
Other operating activities	2,034	948
Changes in assets and liabilities
Accounts receivable	8,438	9,648
Inventory	2,978	(947)
Accounts payable	(15,134)	(40,676)
Customer deposits and deferred revenues	10,342	784
Accrued taxes	17,590	36,498
Accrued interest	16,662	9,212
Other assets and liabilities	(87,661)	(58,051)
	261,790	210,660

Cash flows from investing activities
Additions to property, plant and equipment	(127,463)	(146,622)
Cash paid for acquisitions and licenses	—	(21,118)
Cash paid for investments	—	(50,000)
Cash received for investments	122,785	15,561
Transfer of cash to restricted cash	(282,500)	—
Other investing activities	(1,503)	439
	(288,681)	(201,740)

Cash flows from financing activities
Repayment of long-term debt	(402)	(697)
Issuance of long-tem debt	300,000	—
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	587	463
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	1,305	486
Repurchase of TDS Common and Special Common Shares	(11,603)	(14,810)
Repurchase of U.S. Cellular Common Shares	(17,357)	(5,186)
Dividends paid	(12,197)	(11,891)
Payment of debt issuance costs	(9,848)	—
Distributions to noncontrolling interests	(686)	(2,284)
Other financing activities	968	(527)
	250,767	(34,446)

Net increase (decrease) in cash and cash equivalents	223,876	(25,526)
Cash and cash equivalents
Beginning of period	368,134	670,992
End of period	$592,010	$645,466

TDS Telecom Highlights Three Months Ended March 31,
(Unaudited, dollars in thousands)

			Increase (Decrease)
	2011	2010	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$43,170	$44,558	$(1,388)	(3%)
Data	36,152	28,298	7,854	28%
Network access	66,172	67,942	(1,770)	(3%)
Miscellaneous	10,322	9,358	964	10%
	155,816	150,156	5,660	4%
Operating expenses
Cost of services and products	47,684	46,492	1,192	3%
Selling, general and administrative expenses	38,193	41,737	(3,544)	(8%)
Depreciation, amortization and accretion	39,347	37,058	2,289	6%
Loss on asset disposals, net	73	260	(187)	(72%)
	125,297	125,547	(250)	—

Operating income	$30,519	$24,609	$5,910	24%

Competitive Local Exchange Carrier Operations
Revenues	$45,328	$47,743	$(2,415)	(5%)
Expenses (excluding Depreciation, amortization and accretion)	38,120	40,030	(1,910)	(5%)
Depreciation, amortization and accretion	5,490	6,365	(875)	(14%)
Loss on asset disposals, net	31	85	(54)	(64%)
	43,641	46,480	(2,839)	(6%)

Operating income	$1,687	$1,263	$424	34%

Intercompany revenues	$(2,228)	$(2,394)	$166	7%
Intercompany expenses	(2,228)	(2,394)	166	7%

Total TDS Telecom operating income	$32,206	$25,872	$6,334	24%

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Three Months Ended March 31, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total

Operating revenues	$1,057,092	$198,916	$2,673	$1,258,681
Deduct:
U.S. Cellular equipment sales revenue	71,979
Service revenues	985,113

Operating income (loss)	57,043	32,206	(2,081)	87,168
Add (Deduct):
Depreciation, amortization and accretion	145,045	44,837	2,636	192,518
Loss on impairment of intangible assets	—	—	—	—
(Gain) Loss on asset disposals	1,037	104	2	1,143
Adjusted OIBDA (3)	$203,125	$77,147	$557	$280,829

Adjusted OIBDA margin (4)	20.6%	38.8%

Three Months Ended March 31, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total

Operating revenues	$1,023,857	$195,505	$3,073	$1,222,435
Deduct:
U.S. Cellular equipment sales revenue	58,849
Service revenues	965,008

Operating income	77,624	25,872	(1,500)	101,996
Add:
Depreciation, amortization and accretion	143,233	43,423	2,733	189,389
Loss on impairment of intangible assets	—	—	—	—
Loss on asset disposals	5,176	345	(90)	5,431
Adjusted OIBDA (3)	$226,033	$69,640	$1,143	$296,816

Adjusted OIBDA margin (4)	23.4%	35.6%

	TDS Consolidated
Three Months Ended March 31,	2011	2010

Cash flows from operating activities	$261,790	$210,660
Deduct:
Capital expenditures	127,463	146,622
Free cash flow (5)	$134,327	$64,038

(1)   Includes ILEC and CLEC intercompany eliminations.

(2)   Consists of a non-reportable segment (Suttle-Straus), corporate operations and, intercompany eliminations between U.S. Cellular, TDS Telecom and corporate investments. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.

(3)   Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period. TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(4)   Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues (U.S. Cellular) and operating revenues (TDS Telecom).  Equipment revenues are excluded from the denominator of the U.S. Cellular calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results. TDS believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(5)   Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.